Exhibit 32.1

Certification Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Aduro Biotech, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2017 (the “Report”), Stephen T. Isaacs, Chairman, President and Principal Executive Officer of the Company, and Gregory W. Schafer, Chief Operating Officer and Principal Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 31, 2017

/s/ Stephen T. Isaacs
Stephen T. Isaacs
Chairman, President and Principal Executive Officer

/s/ Gregory W. Schafer
Gregory W. Schafer
Chief Operating Officer and Principal Financial Officer

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Aduro Biotech, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.